UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2008

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2008, Converted Organics Inc. (the "Registrant") entered into a two-year agreement (the "Agreement") with Pacific Seafoods Inc. ("PSI"), pursuant to which PSI has agreed, on an exclusive basis, to supply fish by-products generated from its Eureka, California operations to the Registrant, and the Registrant has agreed to process and convert the fish by-products into two fertilizers. The Registrant will market and sell the fertilizers, and 50% of the defined net profits, if any, generated from these sales will be paid by the Registrant to PSI. To facilitate the Registrant's processing and conversion of the fish by-products, PSI has also agreed to acquire and install at PSI's Eureka location processing equipment and storage tanks. Either the Registrant or PSI may terminate the Agreement upon the occurrence of an uncured breach of the Agreement by the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

On April 9, 2008, the Registrant issued a press release announcing the Agreement with PSI. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

1.1 Agreement between Converted Organics Inc. and Pacific Seafoods Inc. dated April 7, 2008

99.1 Press Release of Converted Organics Inc. dated April 9, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 11, 2008	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

1.1	Agreement between Converted Organics Inc. and Pacific Seafoods Inc. dated April 7, 2008
99.1	Press Release of Converted Organics Inc. dated April 9, 2008